[MAYER, BROWN, ROWE & MAW LETTERHEAD]


April 16, 2003

PowerShares Exchange-Traded Fund Trust
Wheaton Oaks Professional Building
855 West Prairie Avenue

Wheaton, Illinois  60187


Dear Sirs:

Reference is made to the Registration Statement on Form N-1A (File No. 333-102228) which you have filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act") for the purpose of registering for sale an indefinite number of shares of beneficial interest, par value $.01 per share (the "Shares").

As counsel for PowerShares Exchange-Traded Fund Trust (the "Trust"), we have examined such Trust records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion.

As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Bingham & McCutchen LLP dated April 16, 2003.

Based upon the foregoing, we are of the opinion that:

a) The Trust has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts.

b) The Shares when issued and sold, in the manner set forth in the Registration Statement of the Trust, will be duly and validly issued, fully paid and non-assessable (except for the potential liability of shareholders described in the Trust's Statement of Additional Information under the caption "Additional Information Concerning the Trust").

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Fund Service Providers" in the Prospectus and "Miscellaneous Information -- Counsel " in the Statement of Additional Information, each forming a part of the Registration Statement.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw

MAYER, BROWN, ROWE & MAW